Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149200) of Targa Resources Partners LP of our report dated March 31, 2009 relating to the consolidated balance sheet of Targa Resources GP LLC, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 21, 2009